UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

From March 12, 2022 through May 11, 2022, VineBrook Homes Trust, Inc. (the “Company”) issued 1,244,989 shares of its Class A common stock in its continuous private placement for gross proceeds of approximately $71.1 million. An aggregate of approximately $3.7 million in selling commissions and fees were paid in connection therewith. On March 31, 2021, the Company issued 123,665 shares of its Class A common stock pursuant to its distribution reinvestment program (“DRIP”), which allows stockholders to reinvest their distributions into the Company at a 3% discount to the Company’s then-current net asset value. Approximately $6.5 million was reinvested through the DRIP. For the shares of Class A common stock issued pursuant to the DRIP, the Company did not receive any proceeds from the transaction other than distributions reinvested through the DRIP. No underwriting discount or commission is applicable to sales made pursuant to the DRIP.

See the table below for the breakout by date of the issuances (dollars in thousands):

Date	Class A Shares Issued	Gross Proceeds	Commissions
March 18, 2022	63,500	$3,660	$222
March 25, 2022	108,342	6,216	351
March 31, 2022	621,928	34,726	1,255
April 1, 2022	229,872	13,147	702
April 8, 2022	93,086	5,440	400
April 14, 2022	109,380	6,324	402
April 18, 2022	23,618	1,376	98
April 22, 2022	338	20	2
May 5, 2022	10,087	574	28
May 11, 2022	108,503	6,141	286
Total	1,368,654	$77,624	$3,746

The Company issued shares of its Class A common stock in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506(b) under Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Interim President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: May 16, 2022